UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2009

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2010, the Company announced the appointment of Mr. Paul Burrin as the Company’s Senior Vice President and Chief Marketing Officer. Mr. Burrin commenced employment pursuant to the terms of a letter agreement with the Company (the “Employment Letter”). Per the terms of the Employment Letter, Mr. Burrin will earn a base salary of $285,000 and will participate in the Company’s 2010 Management Incentive Plan, with a target bonus of 50% of his base salary. For his first twelve months of employment, Mr. Burrin is guaranteed a minimum bonus of $35,625. Mr. Burrin will also be eligible for reimbursement of reasonable and customary expenses associated with his relocation to the San Diego area, up to a maximum of $145,000, and a one-time bonus of $25,000 at the conclusion of such relocation. The Employment Letter further provides that if Mr. Burrin is terminated without Cause or resigns for Good Reason (as both are defined in the Employment Letter), he will be eligible to receive as severance one year’s base salary and reimbursement of his COBRA medical insurance premiums for twelve months, provided that if he has not relocated to San Diego prior to such termination these amounts will be reduced to six months base salary and six months COBRA reimbursement. Mr. Burrin will also be eligible to receive a lump sum amount, prorated for the number of full months during the applicable fiscal year during which he was employed by the Company prior to termination, of the bonus that would have been payable had he remained employed throughout the year, as determined after the conclusion of the applicable fiscal year. The Company’s severance obligations are conditioned upon Mr. Burrin’s execution of a release and non-competition agreement in favor of the Company.

In accordance with the terms of his Employment Letter, Mr. Burrin has been awarded an option to purchase 100,000 shares of the Company’s common stock, priced at the closing price of the Company’s common stock on his employment commencement date and subject to vesting over four years. Mr. Burrin was also awarded 50,000 restricted stock units. The stock underlying these units will vest over a period of three years from his employment commencement date. These equity awards were made in accordance with the terms of the Company’s Amended and Restated 2004 Stock Incentive Plan and the Company’s applicable stock option and restricted stock agreements.

The foregoing description is intended only as a summary of the material terms of the Employment Letter and is qualified in its entirety by reference to the full Employment Letter, a copy of which is attached as Exhibit 10.1 of this Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2010, the Company announced the departure of Mr. Rick Russo as its Senior Vice President and Chief Financial Officer and the appointment of Mr. Michael Piraino as its Senior Vice President and Chief Financial Officer.

Mr. Piraino, 56, has over 20 years of experience as the chief financial officer of various private and publicly-traded companies. Most recently, commencing in May 2008, Mr. Piraino was Co-founder and Chief Financial Officer of M2 Technology Partners, LLC, a private investment company focused on acquisitions of software and services companies. Between April 2003 and May 2008, Mr. Piraino was Chief Financial Officer of Epicor Software Corporation, a publicly-traded company that provides integrated enterprise resource planning, customer relationship management and supply chain management software solutions to midmarket companies worldwide. No family relationships exist between Mr. Piraino and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Piraino and any other person pursuant to which Mr. Piraino was selected as an officer, nor are there any transactions to which the Company is or was a participant in which Mr. Piraino has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Piraino is commencing employment on January 5, 2010, pursuant to an offer letter (the “Offer Letter”) dated December 23, 2009. Pursuant to the Offer Letter, Mr. Piraino will earn a base salary of $300,000 and will participate in the Company’s 2010 Management Incentive Plan, with a target bonus of 50% of his base salary. Mr. Piraino will also be eligible for reimbursement of reasonable and customary expenses associated with his relocation to the San Diego area, up to a maximum of $125,000. The Company and Mr. Piraino also entered into an employment agreement in connection with his employment (the “Employment Agreement”). Per the Employment Agreement, if Mr. Piraino is terminated without Cause or resigns for Good Reason (as both are defined in the Employment Agreement), he will be eligible to receive as severance one year’s base salary, payment of his annual target bonus and reimbursement of COBRA medical insurance payments for twelve months. If Mr. Piraino is terminated without Cause or resigns for

Good Reason in connection with a Change of Control (as defined in the Employment Agreement), he will be eligible to receive as severance two years base salary, payment of his annual target bonus and reimbursement of COBRA medical insurance payments for twelve months. The Company’s severance obligations are conditioned upon Mr. Piraino’s execution of a release in favor of the Company and compliance with certain non-competition and non-solicitation obligations as set forth in the Employment Agreement.

Mr. Piraino has been awarded an option to purchase 125,000 shares of the Company’s common stock, priced at the closing price of the Company’s common stock on his employment commencement date and subject to vesting over four years. Mr. Piraino was also awarded 60,000 restricted stock units. The shares underlying these units will vest over a period of three years from his employment commencement date. These equity awards were made pursuant to the terms of the Company’s Amended and Restated 2004 Stock Incentive Plan and the Company’s applicable stock option and restricted stock unit agreements.

On December 31, 2009, the Company entered into a separation agreement with Mr. Rick Russo (the “Separation Agreement”), effective as of that date. Per the Separation Agreement, Mr. Russo will receive a total severance amount of $412,500 over twelve months and will be eligible for reimbursement of COBRA medical insurance payments for twelve months. Mr. Russo is also eligible to receive a pro-rated bonus pursuant to the Company’s 2010 Management Incentive Plan, as determined after the conclusion of the Company’s 2010 fiscal year. The Company’s severance obligations are conditioned upon Mr. Russo’s compliance with certain non-competition and non-solicitation obligations set forth in the Separation Agreement.

On January 5, 2010, the Company announced that Mr. Paul Burrin has been appointed Senior Vice President and Chief Marketing Officer. Mr. Todd Johnson, who was appointed as the Company’s Senior Vice President of Marketing and Operations on July 15, 2009, will remain a Senior Vice President of the Company to assist in various marketing and operations-related tasks.

The foregoing descriptions are intended only as summaries of the material terms of the agreements described above and are qualified in their entireties by reference to the full Offer Letter, Employment Agreement and Separation Agreement, copies of which are attached as Exhibits 10.2, 10.3 and 10.4, respectively, of this Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On January 5, 2010, the Company issued a press release announcing the appointments of Mr. Piraino as the Company’s Senior Vice President and Chief Financial Officer, the appointment of Mr. Burrin as the Company’s Senior Vice President and Chief Marketing Officer and the departure of Mr. Rick Russo as the Company’s Senior Vice President and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Letter

10.2	Offer Letter

10.3	Employment Agreement

10.4	Separation Agreement

99.1	Press Release dated January 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ MICHAEL PIRAINO
Michael Piraino
Senior Vice President and Chief Financial Officer

Date: January 5, 2010